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                                                                Exhibit 10.15

                              AMENDMENT TO SUBLEASE


          THIS AMENDMENT TO SUBLEASE ("Amendment"), dated September 15, 2000 for reference purposes only, is entered into by and between IPRINT.COM, INC. ("Sublessor") and NAPSTER, INC. ("Sublessee").

                                    RECITALS

          A. Pursuant to that certain Lease Agreement (the "Master Lease") dated September 14, 1999, as amended by that certain Addendum to Industrial Real Estate Lease dated on or about September 21, 1999, Frederick and Doris Nicolini ("Master Lessor") leased to Sublessor that certain real property located at 1475 Veterans Boulevard, Redwood City, California, more particularly described in the Master Lease (the "Premises"). The term of the Master Lease commenced on October 1, 1999 and will expire on September 30, 2003.

          B. Pursuant to that certain Sublease dated June 26, 2000 between the parties hereto, Sublessor leased the Premises to Sublessee for a term that commenced on July 3, 2000 and will expire on June 30, 2001, unless sooner terminated pursuant to the terms of the Sublease; provided, however, that Sublessee is entitled to one option to renew the Sublease for six (6) months, from July 1, 2001 to December 31, 2001. Capitalized terms not otherwise defined herein will have the same meanings as provided in the Sublease.

          C. Sublessor, Sublessee, and U.S. Bank Trust National Association entered an Escrow Agreement ("Escrow Agreement") dated July 11, 2000, pursuant to which an escrow fund was established to secure and facilitate the payment to Sublessor of amounts payable under the Sublease.

          D. Sublessor and Sublessee now desire to amend the term, rent, and other provisions of the Sublease as follows.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                    AGREEMENT

          1. RECITALS. The following Recital D is added to the Sublease immediately following Recital C.

                    D. Sublessor is an online provider of custom printed products and print services. Sublessee desires to purchase from Sublessor, throughout the term of this Sublease (including any renewal term), certain of Sublessor's products and services.

          2. ADDITIONAL RENEWAL OPTION & RELATED. Subsection 2.1 of the Sublease is deleted in its entirety and the following Subsections 2.1 and 2.2 are substituted.



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                    2.1 FIRST RENEWAL OPTION. Sublessee shall have an option to renew this Sublease for six (6) months, from July 1, 2001 to December 31, 2001 ("First Option Period"), by providing Sublessor with Sublessee's written notice of its intent to exercise such option by March 1, 2001. The Rent for the First Option Period shall be Six Dollars ($6.00) per rentable square foot per month, or Sixty-three Thousand Two Hundred Forty Dollars ($63,240.00) per month. If Sublessee timely exercises its right to renew for the First Option Period, Sublessee shall deposit in the escrow account described in
          Section 5.2 of this Sublease an additional Five Hundred Eighty Four Thousand Nine Hundred and Seventy Dollars ($584,970.00) no later than May 31, 2001 for the entire Rent and Printing Commitment (defined in
          Section 5.1(c) below) for the First Option Period. If Sublessee does not make such deposit by May 31, 2001, the right to renew shall be automatically terminated.

                    2.2 SECOND RENEWAL OPTION. Provided Sublessee properly exercises the foregoing renewal option and remains in the Premises and in compliance with this Sublease through the end of the First Option Period, Sublessee shall have a second option to renew this Sublease for six (6) months, from January 1, 2002 to June 30, 2002 ("Second Option Period"), by providing Sublessor with Sublessee's written notice of its intent to exercise such option by September 1, 2001. The Rent for the Second Option Period shall be Six Dollars ($6.00) per rentable square foot per month, or Sixty-three Thousand Two Hundred Forty Dollars ($63,240.00) per month. If Sublessee timely exercises its right to renew for the Second Option Period, Sublessee shall deposit in the escrow account described in Section 5.2 of this Sublease an additional Five Hundred Eighty Four Thousand Nine Hundred and Seventy Dollars ($584,970.00) no later than November 30, 2001 for the entire Rent and Printing Commitment (defined in Section 5.1(c) below) for the Second Option Period. If Sublessee does not make such deposit by November 30, 2001, the right to renew shall be automatically terminated.

          3. FINANCIAL PROVISIONS. The title of Section 5 of the Sublease, and
Section 5.1 of the Sublease, are deleted in their entirety and the following is substituted.

                    5. FINANCIAL PROVISIONS.

                    5.1 GENERAL.

                    (a) RENT. Rent (herein so called) shall be the sum of Six Dollars ($6.00) per rentable square foot per month, or Sixty-three Thousand Two Hundred Forty Dollars ($63,240.00) per month.

                    (b) PRINTED PRODUCTS. Throughout the term of this Sublease (including all renewal terms), Sublessee shall be entitled to purchase Printed Products from Sublessor. As used herein, "Printed Products" means Sublessor's then-standard products, as well as other printed products Sublessor agrees to produce for



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          Sublessee. Sublessor will give reasonable consideration to all of
          Sublessee's requests for printed products.

                    (c) PRINTING COMMITMENT. Each calendar quarter during the term of this Sublease (including all renewal terms, quarters commencing July 1, October 1, January 1, and April 1), Sublessee shall be entitled to purchase up to One Hundred Two Thousand Seven Hundred and Sixty-Five Dollars ($102,765.00) of Printed Products at Sublessor's then standard, fair market prices. This quarterly amount is referred to herein as the "Printing Commitment." Sublessee shall pay to Sublessor on the first day of each month, in accordance with the escrow provision below and the Escrow Agreement, as amended, exactly one-third (1/3) of the Printing Commitment, or Thirty-Four Thousand Two Hundred Fifty-Five Dollars ($34,255.00). Payment of the Printing Commitment shall continue uninterrupted throughout all renewal terms of this Sublease.

                    (d) ORDERS & USE OF PRINTING COMMITMENT. Throughout each calendar quarter Sublessee may place orders with Sublessor for Printed Products. The total amount payable to Sublessor for all Printed Products shipped during the quarter shall not exceed the Printing Commitment. Notwithstanding the foregoing, orders in excess of the Printing Commitment may be placed with Sublessor, but must be paid in advance (or be subject to any other payment terms upon which the parties agree). Should the total amount payable to Sublessor for all Printed Products shipped during the quarter fall short of the Printing Commitment, the balance will be retained by Sublessor in consideration for the printing services and related commitments hereunder. Orders shipped by Sublessor during the next subsequent quarter will be applied to the next subsequent Printing Commitment. Notwithstanding this, in the event Sublessor fails to ship Printed Products within any agreed upon lead time or by any agreed upon date ("Agreed Shipment Date"), and the actual date on which the Printed Products are shipped falls in a calendar quarter other than the quarter in which the Agreed Shipment Date falls, then all charges for such delayed orders will be applied to the Printing Commitment for the quarter in which the Agreed Shipment Date falls. Under no circumstances will any Printing Commitment hereunder be subject to any set-off or refund.

          4. CONSISTENCY CHANGES. Consistent with the foregoing, the following modifications of the Sublease are adopted.

                    (a) The term "Rent" in Sections 3.1 and 11 is changed to "Rent or Printing Commitment."

                    (b) The term "Rent" in Sections 5.3, 5.5, 11.1, 11.2(a),
          11.2(b), and 11.2(c) is changed to "Rent and Printing Commitment."

                    (c) The term "rent" in the third line of Section 5.2 of the Sublease is changed to "Rent and Printing Commitment."



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                    (d) The term "rental" in Section 11.2(b) and 11.2(c) of the
          Sublease is changed to "Rent and Printing Commitment."

          5. MASTER LESSOR CONSENT. This Amendment is subject to the condition precedent of Sublessor obtaining Master Lessor's consent as required by Article Nine of the Master Lease, which consent shall be evidenced by Master Lessor's execution of this Amendment as set forth below.

          6. BALANCE OF SUBLEASE CONTINUES. All other provisions of the Sublease shall remain unmodified and continue to be in full force and effect

          7. COUNTERPARTS. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              SUBLESSOR:
                              IPRINT.COM, INC.

                              BY:----------------------------------

                              ITS:---------------------------------


                              SUBLESSEE:
                              NAPSTER, INC.

                              BY:----------------------------------

                              ITS:---------------------------------


Master Lessor hereby consents to the foregoing Amendment.


MASTER LESSOR:


By:  -----------------------------
         Frederick Nicolini


By:  -----------------------------
         Doris Nicolini



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